EXHIBIT 11

               RHONE-POULENC RORER INC. AND SUBSIDIARIES
                Computation of Earnings Per Common Share
    (Unaudited-dollars and shares in millions except per share data)

                                                Three Months Ended
                                                  September 30,
                                                -------------------
                                                           Restated
                                                 1995        1994
                                               --------    --------
Net income per common share as reported:
Net income before preferred dividend           $  112.1    $  114.5
Less: Dividend on preferred stock                  (4.8)       (4.9)
                                               --------    --------
Net income available to common shareholders    $  107.3       109.6
                                               ========
Pro forma adjustments for interest and
   preferred dividends, net of tax effects                     (2.4)
                                                           --------
Net income available to common shareholders,
   pro forma                                               $  107.2
                                                           ========
Average shares outstanding                        134.2       134.8
                                               ========    ========
Net income available to common shareholders
   per share                                   $    .80
                                               ========
Net income available to common shareholders
   per share, pro forma                                    $   0.80
                                                           ========

Net income per common share assuming full
   dilution:
Net income before preferred dividend           $  112.1    $  114.5
Less: Dividend on preferred stock                  (4.8)       (4.9)
                                               --------    --------
Net income available to common shareholders    $  107.3       109.6
                                               ========
Pro forma adjustments for interest and
   preferred dividends, net of tax effects                     (2.4)
                                                           --------
Net income available to common shareholders,
   pro forma                                               $  107.2
                                                           ========
Average shares outstanding                         134.2      134.8
Shares contingently issuable for stock plan          0.7        0.4
                                               ---------   --------
Average shares outstanding, assuming full
   dilution                                        134.9      135.2
                                               =========   ========
Net income available to common shareholders
   per share, assuming full dilution           $    0.80
                                               =========
Net income available to common shareholders
   per share, pro forma, assuming full dilution            $   0.79
                                                           ========

This calculation is submitted in accordance with the regulations of the Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3%.

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                                                      EXHIBIT 11

               RHONE-POULENC RORER INC. AND SUBSIDIARIES
                Computation of Earnings Per Common Share
    (Unaudited-dollars and shares in millions except per share data)



                                                Nine Months Ended
                                                  September 30,
                                               --------------------
                                                           Restated
                                                 1995        1994
                                               --------    --------
Net income per common share as reported:
Net income before preferred dividend           $  298.7    $  193.9
Less: Dividend on preferred stock                 (16.2)      (13.8)
                                               --------    --------
Net income available to common shareholders       282.5       180.1
Pro forma adjustments for interest and
preferred dividends, net of tax effects            (1.6)       (6.6)
                                               --------    --------
Net income available to common shareholders,
   pro forma                                   $  280.9    $  173.5
                                               ========    ========
Average shares outstanding                        134.2       135.6
                                               ========    ========

Net income available to common shareholders
   per share, pro forma                        $   2.09    $   1.28
                                               ========    ========
Net income per common share assuming full
   dilution:
Net income before preferred dividend           $  298.7    $  193.9
Less: Dividend on preferred stock                 (16.2)      (13.8)
                                               --------    --------
Net income available to common shareholders       282.5       180.1
Pro forma adjustments for interest and
   preferred dividends, net of tax effects         (1.6)       (6.6)
                                               --------    --------
Net income available to common shareholders,
   pro forma                                   $  280.9    $  173.5
                                               ========    ========
Average shares outstanding                        134.2       135.6
Shares contingently issuable for stock plan         0.7         0.5
                                               --------    --------
Average shares outstanding, assuming full
   dilution                                       134.9       136.1
                                               ========    ========
Net income available to common shareholders
   per share, pro forma, assuming full
   dilution                                    $   2.08    $   1.27
                                               ========    ========

This calculation is submitted in accordance with the regulations of the Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3%.